Exhibit 10.3

LICENSE AGREEMENT

THIS AGREEMENT ("Agreement") is effective this 29th day of September 2020 ("Effective Date") by and between Docola Inc. (“Docola”), having a place of business at 801 W Bay Dr #560, Largo, FL 33770 and Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey,

U.S.A. ("Merck").

WHEREAS, Merck is the holder of proprietary rights in and to certain software and/or content (“Merck Content” as defined below and as more specifically identified in Exhibit A); and

WHEREAS, Docola desires to obtain a license from Merck to incorporate Merck Content into Docola’s products below and as more specifically identified in Exhibit B; and

WHEREAS, Merck is willing to grant such a license to Docola subject to the terms and conditions set forth herein;

NOW, THEREFORE, IT IS AGREED by and between the parties as follows:

1.	DEFINITIONS

1.1       “Merck Content” as used in this Agreement shall mean executable, object-code versions of the software and/or content identified in Exhibit A, together with all updates, corrections, and new versions thereof, and any users manuals or other materials that describe or explain the functionality and operability of Merck Content.

1.2       "Docola offering" as used in this Agreement means Docola’s products offerings identified in Exhibit B. All right, title and interest, including all copyrights, in and to Docola (but excluding any Merck Content incorporated therein) is and shall remain the property of Docola.

1.3       “Docola Customer” means an entity that has licensed the right to use the Docola content and/or Merck Content as an end user directly from the Docola offering.

1.4       “Proprietary Rights” means all patent, copyright, and other rights related to the Merck Content.

2.	LICENSE, COMMERCIALIZATION

2.1       License. In accordance with Merck guidelines set forth in section 3.1 herein, Merck hereby grants to Docola a non-exclusive license of its Proprietary Rights to provide to Docola’s North American based customers web access to the Merck Content in conjunction with Docola’s offerings. If used outside the North America restrictions apply and are detailed in section 3.1 and Exhibit A.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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2.2       Commercialization. Docola shall have sole and exclusive discretion concerning the marketing and distribution of Merck Content so long as it is not monetized including, but not limited to, decisions concerning terms and conditions of sale or licensure of such Docola offerings to end users, pricing, advertising, channels of distribution, and whether (and when) to discontinue the marketing and distribution of any particular Docola offerings. The Docola team may use Merck's name, logos and proprietary images in an appropriate manner, in reference to Merck Content, provided, however, that Docola shall cease all use of Merck's name, logos and proprietary images upon termination of this Agreement.

2.3       Attribution Right. All of Docola’s offerings that incorporate the Merck Content, in whole or in part, shall include the following proprietary rights notice in addition to a Docola proprietary rights notice: "Copyright © 2020 Merck & Co., Inc., known as MSD outside of the US, Kenilworth, New Jersey, USA. All rights reserved."

2.4       Competitive Products. Nothing in this Agreement shall restrict in any way either party’s right or ability to develop, have developed, market or distribute any product or service that directly or indirectly competes with the products or services of the other party, including those covered by this Agreement.

3.	OTHER RESPONSIBILITIES

3.1       Marketing. Merck is offering this free service for the benefit of HCPs and patients to Docola. Docola will promote the Merck Manual content as an offering to their users. A descriptive blurb of the Merck Manuals professional and consumer versions (with the right of the Merck to adjust the description up to 4 times per calendar year) will be listed a) on the partner page and b) on the Welcome page or appropriate area to advertise that is it available. The Docola team at Merck’s request will provide a quarterly report that includes usage statistics, plus the number of overall subscribers. With respect to Docola Customers, Docola shall not charge for any Merck content. The Merck offering will be included as part of the base subscription price and cannot be monetized in any way. If Docola imposes any charges related to the offerings of the Merck product Merck shall have the unilateral right to terminate this contract.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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3.2       Taxes and Duties. Docola shall be solely responsible for and shall pay all taxes, duties, import deposits, assessments and other governmental charges, however designated, which are now or hereafter imposed by any governmental authority or agency resulting from this Agreement.

3.3       Expenses. Each party has full responsibility for its own costs and expenses incurred in carrying out its obligations under this Agreement.

4.	REPRESENTATIONS, WARRANTIES

4.1       Docola Warranties and Indemnification. Docola makes the following representations and warranties to Merck:

(a)       that Docola has and shall have full power and authority to enter into this Agreement and to perform hereunder; and

(b)       that Docola offerings do not and shall not violate any patent, copyright, trade secret or other right of any third party, or create any liability to any third party including, but not limited to personal injury or property damage; and

(c)       that Docola shall defend, indemnify and hold harmless Merck from and against any and all third-party claims, actions, causes of action, liabilities, damages, costs and expenses, including attorneys' fees, arising out of or related to any facts or alleged facts which, if true, would constitute a breach of such representations and warranties.

4.2       Merck Warranties and Indemnification. Merck makes the following representations and warranties to Docola, which Docola may pass through to Docola customers:

(a)       that Merck has and shall have full power and authority to enter into this Agreement and to perform hereunder; and

(b)       that the Merck Content does not and shall not violate any patent, copyright, trade secret or other right of any third party, or create any liability to any third party including, but not limited to personal injury or property damage; and

(c)       that Merck shall defend, indemnify and hold harmless Docola from and against any and all third-party claims, actions, causes of action, liabilities, damages, costs and expenses, including attorneys' fees, arising out of or related to any facts or alleged facts which, if true, would constitute a breach of such representations and warranties.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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5.	CONFIDENTIALITY OBLIGATION

All Confidential Information shall be deemed confidential and proprietary to the party disclosing such information hereunder. Each party may use the Confidential Information of the other party during the term of this Agreement only as permitted or reasonably required for the receiving party’s performance hereunder. The receiving party shall not disclose or provide any Confidential Information to any third party, and shall exercise the same degree of care to protect the disclosing party’s Confidential Information as the receiving party exercises to protect its own Confidential Information, but never less than a reasonable degree of care.

6.	TERM AND TERMINATION

6.1       Term. This Agreement shall become effective upon the Effective Date and shall remain in force for two years (“Initial Term”), unless otherwise terminated in accordance with the terms contained herein. Thereafter, this Agreement shall be renewed for subsequent one year periods upon written notice provided by Merck of its intention to renew this Agreement at least ninety days prior to the termination date of the current term (including any renewals).

6.2       Termination. This Agreement may be terminated by mutual agreement of the parties, and either party may terminate this Agreement with respect to any, or all, Merck Content immediately upon giving written notice of termination to the other party upon the occurrence of any of the following events: (i) the other party fails to cure a breach hereof committed by it within ninety days after receiving written notice thereof, (ii) the other party institutes proceedings under bankruptcy or insolvency laws, for corporate reorganization, receivership, dissolution or similar proceedings, (iii) proceedings under bankruptcy or insolvency laws, for corporate reorganization, receivership, dissolution or similar proceedings are pending against the other party for more than ninety days, (iv) the other party makes a general assignment for the benefit of creditors, (v) the other party becomes insolvent, or (vi) either party ceases to conduct business or to conduct the business relevant hereunder.

6.3       Obligations Upon Termination. Upon any termination of this Agreement, Docola shall cease providing access to the Merck Content and incorporating Merck Content into Docola offerings. A party's decision to terminate this Agreement shall not affect its ability to enforce its rights hereunder.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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7.	EXCUSED PERFORMANCE

Each party's performance is subject to interruption and delay due to causes beyond its reasonable control such as acts of God, acts of any government, war or other hostility, fire, explosion, power failure, equipment failure, industrial or labor dispute, inability to obtain necessary supplies and the like.

8.	RELATIONSHIP OF THE PARTIES

The parties shall be independent contractors hereunder, and except as specifically provided herein, each party shall bear its own costs and expenses. This Agreement is not intended to constitute or create a joint venture, partnership or other formal business organization of any kind.

9.	LIMITATIONS OF LIABILITY AND CLAIMS

Neither party shall be liable to the other party hereunder for any profits lost by the other party or for any consequential, exemplary, incidental, indirect or special damages suffered by the other party, even if a party has been advised of the possibility of such damages. No claim, regardless of form, which in any way arises out of this Agreement or the parties' performance of this Agreement may be made, nor action based upon such a claim brought, by either party more than one year after the basis for the claim becomes known to the party desiring to assert it. The terms of Sections 4, 5, 6, 12 and this Section 9 shall survive any termination of the Agreement.

10.	NOTICES

The parties shall each appoint a representative from their organization to accept all written notices which are required, or may be given, hereunder.

Docola representative shall be:

Eran Kabakov

Docola Inc.

801 W Bay Dr #560

Largo, FL 33770

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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Merck’s representative shall be:

Melissa Adams

Merck Sharp & Dohme Corp.

PO Box 2000, RY34-A426

Rahway, NJ 07065

Ph: (732) 594-0715

or such other person or address as Merck may provide Docola in writing.

11.	WAIVER AND MODIFICATION

Failure or delay by either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce such provision. No part of this Agreement may be waived, modified, or supplemented in any manner whatsoever (including a course of dealing or of performance or usage of trade) except by a written amendment signed by authorized representatives of both parties.

12.	GOVERNING LAW, DISPUTE RESOLUTION

12.1       Governing Law. This Agreement, including its making, interpretation, performance, termination and enforcement shall be governed by the laws of the State of New Jersey, excluding its choice of law rules.

12.2       Dispute Resolution. The parties shall attempt in good faith to amicably resolve between themselves any controversy, claim or dispute (cumulatively, “Dispute”) arising out of this Agreement. Any Dispute not resolved within thirty (30) days of written notice of the Dispute shall undergo mediation in accordance with the Center for Public Resources Model Procedures using a mediator having a background in the industry and subject matter of the Dispute. Mediator costs shall be equally shared. If the Dispute has not been resolved by the mediation process within thirty (30) days after commencement of the process (which occurs with the first conference or telephone conference mediated by the mediator), any party may initiate litigation upon ten (10) days notice to the other party. Except where disclosure is required by law or regulation, the parties agree to hold all Disputes in confidence until the first pleading arising from any litigation that has been filed with the court. The procedures herein are exclusive and shall be fully exhausted prior to the initiation of litigation; provided, however, that nothing herein shall preclude a party from taking any action necessary to prevent imminent and irreparable harm.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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13.	EFFECT OF AGREEMENT

This Agreement embodies the entire understanding between the parties and supersedes any and all prior agreements, if any, whether written or oral, between the parties with respect to the subject matter of this Agreement. Should any provision of this Agreement be held to be void, invalid, unenforceable, or illegal by a court, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. The headings and captions contained in this Agreement are for convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their authorized representatives.

Docola Inc.		Merck Sharp & Dohme Corp.

By	Eran Kabakov	By	/s/ Melissa Adams
Title	CEO	Title	Publisher
Date	9/29/2020	Date	September 30, 2020

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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EXHIBIT A - Merck Content

The Merck Content shall include the following:

1)	The Merck Manual Consumer and Professional Editions – Residing Online at www.merckmanuals.com (in US and Canada) and www.msdmanuals.com (outside of North America), including web access to its written information and content, HTML code, infobutton functionality, images, navigation, and programming.

Note -

Docola shall not remove any citations or copyright information unless specifically agreed to in writing by Merck.

Merck acknowledges and agrees that Docola may distribute the Merck content by the infobutton API or website link which will make the call directly to the Merckmanuals.com or msdmanuals.com content web site.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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EXHIBIT B – Docola Offerings

Offerings that access the Merck content shall include the following:

1)	Infobutton access following HL7 standards within Docola offering
2)	Website link access if needed within Docola offering.
3)	Access to both offerings on the consumer and professional side whether it be for clinical decision support or for patient education

Note -

Docola acknowledges and agrees that Merck must be notified of and approve all material before Docola releases any Docola offerings incorporating MM content. Docola agrees to provide Merck with user account access to the Docola web site for review purposes.

Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., based in Kenilworth, New Jersey, U.S.A. Merck, known as MSD outside the United States and Canada, is an innovative, global healthcare leader that is committed to improving health and well-being around the world.

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